Exhibit 99

[TD Banknorth Inc. Logo]




                                                                 News Release

                                                               Media Contact:
                                                            TD Banknorth Inc.
                                                            Jeffrey Nathanson
                                                               (207) 761-8517
                                            jeffrey.nathanson@tdbanknorth.com

                                   Interchange Financial Services Corporation
                                                               Anthony Abbate
                                                        (201) 703-2265; x2500
                                                                           or
                                                           Anthony Labozzetta
                                                        (201) 703-2265; x2610



FOR IMMEDIATE RELEASE
October 16, 2006


  Interchange Shareholders Overwhelmingly Approve Merger
    * Over 96% of Votes Cast In Favor of Transaction by
      Interchange Financial Services Corporation Shareholders

PORTLAND, Maine - October 16, 2006 - TD Banknorth Inc. ("TD Banknorth") (NYSE: BNK) and Interchange Financial Services Corporation ("Interchange") (NASDAQ: IFCJ) announced today that at its annual meeting held today Interchange shareholders overwhelmingly voted to approve the merger agreement between TD Banknorth and Interchange. More than 96% of the votes cast were voted in favor of the transaction.

TD Banknorth also announced that it has received all regulatory approvals related to the transaction which is anticipated to close early in the first quarter of 2007 with a systems integration to follow shortly thereafter.

"We look forward to welcoming Interchange's customers to the TD
Banknorth family as we continue our growth in the New Jersey area," said William J. Ryan, TD Banknorth's Chairman and Chief
Executive Officer.

"We are excited about joining TD Banknorth," said Anthony Abbate, Interchange's President and Chief Executive Officer. "The transaction rewards our shareholders while bringing our customers and communities a greater array of products and services."

About TD Banknorth Inc.

TD Banknorth Inc. is a leading banking and financial services company headquartered in Portland, Maine, and a majority-owned subsidiary of TD Bank Financial Group. At June 30, 2006, TD Banknorth had over $40 billion of total consolidated assets and provided financial services to more than 1.5 million households in the Northeast. TD Banknorth's banking subsidiary, TD Banknorth, N.A., operates banking divisions in Connecticut, Maine, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania and Vermont. TD Banknorth and TD Banknorth, N.A., also operate subsidiaries and divisions in insurance, wealth management, merchant services, mortgage banking, government banking, private label credit cards, insurance premium financing and other financial services, and offers investment products in association with PrimeVest Financial Services, Inc. The TD Banknorth common stock trades on the New York Stock Exchange under the symbol "BNK". For more information, visit http://www.TDBanknorth.com.

About Interchange

Headquartered in Saddle Brook, N.J., Interchange Bank is New Jersey's largest independent bank serving Bergen and Essex Counties, and a wholly owned subsidiary of Interchange Financial Services Corp. (NASDAQ:IFCJ). With $1.6 billion in assets and 30 branches, Interchange Bank offers innovative financial products and services to businesses and retail customers. For additional information, please visit the company's Web site at www.interchangebank.com.

Forward-looking Information

This press release contains forward-looking statements regarding TD Banknorth's acquisition of Interchange. Words such as "expect", "feel", "believe", "will", "may", "anticipate", "plan", "estimate", "intend", "should" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) estimated synergies from the acquisition cannot be fully realized within the expected time frame; (2) revenues following the acquisition are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) costs or difficulties related to the integration of the businesses of TD Banknorth and Interchange are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in the markets in which TD Banknorth will be doing business, are less favorable than expected; (7) legislation or changes in regulatory requirements adversely affect the businesses in which TD Banknorth would be engaged; or (8) factors which would result in a condition to the transaction not being met. Neither TD Banknorth nor Interchange undertakes any obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Source: TD Banknorth Inc.
        Interchange Financial Services Corporation